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                                                                   EXHIBIT 10.27

                     DISTRIBUTION & CO-MARKETING AGREEMENT


     THIS DISTRIBUTION & CO-MARKETING AGREEMENT (the "Agreement") is entered into as May 5, 1999 (the "Effective Date"), between BAMBOO.COM CORPORATION, a Delaware corporation with an office located at 124 University Avenue, Palo Alto, CA 94301 ("bamboo.com"), and The Equity Group, an Oregon corporation with an office located at 7125 SW Hampton Portland, OR ("Company"). bamboo.com and Company, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, agree as follows (additional terms and conditions and definitions of certain capitalized terms appear on the reverse side of this agreement):

1.  bamboo.com Service. bamboo.com will be responsible for receiving orders and
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invoicing and collecting revenues for sales of Productions Services. bamboo.com will capture images at designated sites through its Service Provider Network and process captured images to create bamboo.com Images. bamboo.com will host bamboo.com Images on its servers and will provide to Company a URL link and identifying listing information for each bamboo.com Image purchased by Company for the purpose of integrating the link into listings on the Company Site. Company will permit linking of the Company Site to bamboo.com Images, and the parties will use best efforts to work together to expeditiously implement, and maintain throughout the term of this Agreement, a system whereby Company will be capable of linking the Company Site to bamboo.com Images.

2.  Exclusivity. bamboo.com will be the exclusive provider of Virtual Tours
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Images for the Company Site. Company will not directly or indirectly promote itself, or act as a provider of Virtual Tour Images, nor will it promote, display ads for or use the services of any third party acting in such capacity. In addition, Company will not permit any Virtual Tour Images of any third party to be posted to, linked to or otherwise made accessible through the Company Site. Notwithstanding the preceding sentence, Company will not be restricted from accommodating alternative Virtual Tour Images already posted or linked to the Company Sites or from allowing Company customers that use a provider of Virtual Tours Images other than bamboo.com to link to the Company Site.

3.  Marketing and Promotion.
    ------------------------

bamboo.com agrees to:

 .   Provide a dedicated account manager and commercially reasonable technical support during normal business hours to help Company link the Company Site to the bamboo.com Images produced on behalf of Sales Agents;

 .   Promote Company as a partner on the bamboo.com Web site;

 .   Include Company in marketing material and press releases, as bamboo.com deems appropriate;

 .   Provide co-branded marketing materials to Sales Agents that explains
    bamboo.com Tours to customers, including CD ROM demo disks;

 .   Offer a special bulk purchase price and a special promotional offer at office presentations made by bamboo.com representatives to Sales Agents during the first sixty (60) days of this agreement; and

 .   Hold periodic training seminars for Sale Agents focusing on the benefits of using the Internet in real estate and methods of integrating bamboo.com Tours into the Sale Agents' marketing strategy.

Company agrees to:

 .   Ensure that a HTML button and the corresponding URL provided by bamboo.com will be located on an individual Company listing page within 24 hours from receiving the URL link from bamboo.com;

 .   Include an electronic order form on the Company Site that allows Sales
    Agents to submit orders to bamboo.com via the Internet;

 .   Maintain a gallery of bamboo.com Images on the Company Site;

 .   When appropriate, include a bamboo.com Mark and a brief, suitable reference to the availability of the Production Services in the Company's print advertising in magazines, flyers, newsletters and general mailings distributed to clients and potential clients; collaborate with bamboo.com to develop email and direct marketing material generated from time to time to highlight the availability and features of the Production Services; and distribute marketing materials created by bamboo.com at seminars, presentations, training sessions and follow-up meetings sponsored by Company; and

 .   Ensure bamboo.com account executives have access to Sales Agents during office meetings within the first 60 days of this agreement.

4.  Term. This Agreement will commence on the Effective Date and continue for
    ----
    twelve (12) months, and will be automatically renewed for successive twelve
    (12) month periods unless either party notifies the other in writing not less than ninety (90) days prior to the end of the then-current term of its intention to terminate this Agreement as of the end of such term. Upon termination or expiration, each party will cease all use of marks and other intellectual property of the other party.

IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BAMBOO.COM                               THE EQUITY GROUP


By: /s/ Andy Laszlo, SVP                 By:   Mary J. King
   ---------------------------                 -----------------------
     Andy Laszlo, SVP                          Marketing Manager
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                        ADDITIONAL TERMS AND CONDITIONS
1.  Definitions
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"Company Site" means the collection of HTML documents residing on servers operated by or for Company or its affiliate, including without limitation Company's intranet and extranet, and accessible on or after the Effective Date by Sales Agents or the public via the Internet at the following URL http://www.equitygroup.com or any other web site address adopted by Company.
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"Confidential Information" means any trade secrets, confidential data or other confidential information oral or written relating to or used in the business of the other party (the "Disclosing Party"), that a party may obtain from the Disclosing Party during the term of this Agreement (the "Confidential Information").

"bamboo.com Image" means an electronic image of a Property produced by or on behalf of bamboo.com.

"bamboo.com Technology" means software and hardware, including the bamboo.com for Java Software, used to capture, process and view bamboo.com Images.

"bamboo.com Tour" means the combined Production Services supplied by bamboo.com with respect to a single Property.

"Production Services" means the services provided by or on behalf of bamboo.com in producing bamboo.com Images.

"Sales Agent" means any sales agent, sales representative or broker of the Company.

"Service Provider Network" means the network of individuals throughout the Territory with whom bamboo.com has entered into agreements to capture images at designated sites on bamboo.com's behalf.

"Virtual Tour Images" means 360, three-dimensional, virtual reality, virtual tour, virtual walkthrough or other similar images, or production services for such images.

2.  Confidentiality
    ---------------

Except as expressly provided herein, neither party will use the Confidential Information of the other party without such other party's prior written consent. Each party agrees to treat the other party's Confidential Information with the same degree of care as it maintains its own information of a similar nature. Each party will use at least the same procedures and degree of care which it uses to protect the confidentiality of its own Confidential Information of like importance, and in no event less than reasonable care. The terms of this Agreement will constitute Confidential Information, except to the extent that bamboo.com discloses such information in good faith to a legitimate potential, or actual, strategic investor, investment banker, venture capital firm or consultant.

3.  Bamboo.com Technology
    ---------------------

(a) All bamboo.com Technology, including without limitation the bamboo.com for Java Software and all bamboo.com Images, whether or not produced for Sales Agents and whether or not posted to or linked to the Company Site, are, and at all times will remain, the exclusive property of bamboo.com, and no provision of this Agreement implies any transfer to Company of any ownership interest in any bamboo.com Technology. Company will not reproduce, distribute, modify, edit, or prepare derivative works from the bamboo.com Images without the prior written permission of bamboo.com.

(b) bamboo.com hereby grants to Company a nonexclusive, worldwide, royalty-free, nontransferable license to include on the Company Site links to bamboo.com Images on bamboo.com's servers solely for the purposes contemplated in this Agreement.

4.  Trademarks
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(a) bamboo.com owns and at all times will continue to own the trademarks, service marks and/or trade names bamboo.com, the bamboo.com logo, BAMBOO, BAMBOO.COM and the bamboo.com logo, as well as any name or mark bamboo.com may subsequently adopt as a trade name or to designate the Production Services (collectively, the "bamboo.com Marks"), and Company will not take any actions inconsistent with bamboo.com's ownership rights. Company owns and at all times will continue to own the trademarks, service marks and/or trade names customarily used by Company during the term of this Agreement (the "Company Marks"), and bamboo.com will not take any actions inconsistent with Company' ownership rights. Each party's use of the other party's marks will not create in the using party any right, title or interest therein or thereto, and all such use will inure to the exclusive benefit of other party.

(b) Subject to the restrictions set forth herein, bamboo.com hereby grants Company a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the bamboo.com Marks, during the term of this Agreement, with bamboo.com's prior written approval, which bamboo.com will not unreasonably withhold or delay, solely in connection with promotion and marketing of the Production Services. Subject to the restrictions set forth herein, Company hereby grants bamboo.com a nonexclusive, worldwide, royalty-free, fully paid up, nontransferable right to use the Company Marks, during the term of this Agreement, solely in connection with promotion and marketing of the Production Services. At the reasonable request of either party, the other party will provide assistance with the protection and maintenance of the marks of the requesting party. Each party may only use the marks of the other party as expressly permitted herein and agrees to use the marks of the other party in a manner commensurate with the style, appearance and quality of the other party's services and/or products bearing such marks.

5.  Limitation on Grant of Rights
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Except as expressly provided herein, neither party receives any other right or license to the technology or intellectual property of the other party.

6.  Termination
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(a) Upon termination or expiration, (i) Company and bamboo.com will cease all use of marks of the other party and (ii) Company will cease all use of the bamboo.com Images and bamboo.com for Java Software and will purge all bamboo.com for Java Software and bamboo.com Images from its servers.

(b) This Agreement will terminate in the event a party breaches any material term, condition or representation of this Agreement or materially fails to perform any of its material obligations or undertakings hereunder, and fails to remedy such default within sixty (60) days after being notified by the non-breaching party of such breach or failure; provided, however, that the non-breaching party will not unreasonably withhold or delay its consent to extend the cure period if the breaching party has commenced cure during the sixty-day notice period and pursues cure of the breach in good faith.

(c) The provisions of Sections 2, 3(a), 4(a), 5, 6(a), 6(c), 7 and 8 of these Additional Terms and Conditions will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

7.  No Warranties; Limitations of Liability
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BAMBOO.COMVISlON MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED
WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE ANY GOODS OR SERVICES PROVIDED BY THIS AGREEMENT. EXCEPT WITH RESPECT TO A BREACH BY EITHER PARTY OF ITS OBLIGATIONS DESCRIBED IN SECTION 2.3 ON THE REVERSE SIDE OF THIS AGREEMENT OR SECTION 7 OF THESE ADDITIONAL TERMS AND CONDITIONS, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

8.  Miscellaneous
    -------------

Any notice required or permitted by this Agreement will be deemed given if sent by registered mail, postage prepaid, addressed to the other party at the address set forth within this Agreement. Delivery will be deemed effective three (3) days after deposit with postal authorities. Nonperformance of either party will be excused to the extent that performance is rendered impossible by storm, lockout or other labor trouble, riot, war, rebellion, strike, fire, flood, accident or other act of God, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the gross negligence or willful misconduct of the non-performing party. The relationship of bamboo.com and Company established by this Agreement is that of independent contractors. This Agreement will be governed by and construed under the laws of the State of California without reference to conflict of laws principles. This Agreement, together with all exhibit and attachments hereto, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default. Neither party may assign this Agreement, or assign or delegate any right or obligation hereunder, without the prior written consent of the other party; provided, however, that either party may assign this Agreement or assign or delegate its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise. Company will not issue any press release regarding the subject matter of this Agreement without the prior written approval of bamboo.com. This Agreement may be executed by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.